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                        SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                               Enterbank Holdings, Inc.
                              (Exact Name of Registrant
                             as Specified in its Charter)

                                      Missouri
                      (State of Incorporation or Organization)

                                     43-1706259
                        (IRS Employer Identification Number)

                                  150 North Meramec
                                    P.O. Box 16020
                               Clayton, Missouri 63105
                                (Address of Principal
                                  Executive Offices)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

      Securities Act Registration Statement file number to which this form
relates:          (if applicable).

      Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class to be       Name of each exchange on which each
                 so registered                  class is to be registered
                 -------------                  -------------------------

                     None                            Not Applicable

      Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.01 per share
                                (Title of Class)


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Item 1.     Description of Registrant's Securities to be Registered

      For a full description of the Common Stock, par value $.01 per share issued by Enterbank Holdings, Inc., a Delaware corporation (the "Company") being registered hereby, reference is made to the information contained under the caption "Description of Capital Stock" in the Prospectus that forms part of the Registration Statement (Registration No. 333-14737) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission ("SEC") on October 24, 1996 under the Securities Act of 1933, as amended. The information contained in the Registration Statement and the Prospectus is incorporated herein by reference.

Item 2.     Exhibits

      A.    None.




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                                 SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 1998


ENTERBANK HOLDINGS, INC.



By:   /s/ Fred H. Eller
   --------------------------------
     Fred H. Eller
     Chief Executive Officer




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